SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2010
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-31909 (Commission File Number)	Not Applicable (I.R.S. Aspen Insurance U.S. Services, Inc. Identification No.)
Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Section 5 — Corporate Governance and Management
Item 5.02 Election of Directors; Compensatory Arrangements of Certain Officers
Mr. Albert J. Beer has been appointed to the Board of Directors (the “Board”) of Aspen Insurance Holdings Limited (“Aspen” or the “Company”). The attached press release, furnished as Exhibit 99.1 to this Current Report on Form 8-K, provides additional information. Following this appointment, Aspen will have 13 Directors on its Board. Mr. Beer will be a member of the Board’s Risk Committee and its Audit Committee, where he will serve as an additional “Audit Committee Financial Expert” for the Company, as defined by the rules and regulations promulgated by the SEC. The Board has determined that Mr. Beer is an independent Director pursuant to the NYSE Corporate Governance Standards applicable to U.S. domestic issuers, although the Company is not currently required to meet such standards as it is a foreign private issuer. The Board has also determined that Mr. Beer is an independent Director pursuant to the SEC regulations applicable to audit committees.
Under Aspen’s Bye-Laws, the appointments of Mr. Beer will be subject to shareholder vote at Aspen’s 2011 Annual General Meeting, at which Mr. Beer will be standing for election as a Class I Director for a three-year term. As a non-executive Director, Mr. Beer is entitled to receive the same level of fees and benefits as other Aspen non-executive Directors, including for committee appointments. For additional information, please see our Annual Report on Form 10-K for the year ended December 31, 2009.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d)	The following exhibit is furnished as part of this report:

99.1	Press Release from Aspen Insurance Holdings Limited dated November 4, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)
Dated: November 4, 2010	By:	/s/ Richard Houghton
		Name:	Richard Houghton
		Title:	Chief Financial Officer